SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2002

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IMP, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-15858 (Commission File Number)	94-2722142 (I.R.S. Employer Identification No.)

2830 North First Street
San Jose, California 95134
(Address of Principal Executive Offices)

(408) 432-9100
(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
EXHIBIT INDEX
EXHIBIT 99.1

Item 5. Other Events.

     On June 12, 2002, IMP, Inc., a Delaware corporation (“IMP”), completed the sale and issuance of an aggregate of 499,103 shares of IMP’s common stock in a private placement to certain of its vendors pursuant to a Stock Purchase Agreement dated as of June 12, 2002 (the “Stock Purchase Agreement”). The consideration for the issuance of the shares was the cancellation of trade payables or other indebtedness relating to goods and/or services provided to IMP by such vendors. IMP has agreed to use its commercially reasonable efforts to register the resale of the shares on a registration statement to be filed with the Securities and Exchange Commission. A copy of the Stock Purchase Agreement is attached as Exhibit 99.1 hereto and incorporated by reference herein. The foregoing description of certain terms of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated as of June 12, 2002, by and among IMP, Inc., a Delaware corporation, and the Purchasers named therein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2002	IMP, INC.

	By:	/s/ Subba Rao Pinamaneni

Name: Subba Rao Pinamaneni Title: Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit	Description

99.1	Stock Purchase Agreement, dated as of June 12, 2002, by and among IMP, Inc., a Delaware corporation, and the Purchasers named therein.